Exhibit 3.43

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/06/1999
991328157 - 3080252

CERTIFICATE OF FORMATION

OF

CC VI OPERATING, LLC

1. The name of the limited liability company is CC VI Operating, LLC.

2. The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, in the City of Dover, County of Kent. The name of its registered agent at such address is CorpAmerica, Inc.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of CC VI Operating, LLC this 6th day of August, 1999.

/s/ Colleen M. Hegarty
Colleen M. Hegarty, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/09/1999
991477260 - 3080252

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

CC VI OPERATING, LLC

CC VI Operating, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1.	The named of the Limited Liability Company is CC VI Operating, LLC.

2.	The Certificate of Formation of the Limited Liability Company is hereby amended as follows:

The name do the Limited Liability Company is changed to CC VI Operating Company, LLC.

3.	That the aforesaid amendment was duly adopted in accordance with the applicable provisions in Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer or director of the corporation this 9th day of November, 1999.

/s/ Linda Carroll Reisner
Linda Carroll Reisner, Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/18/2002
020460165 - 3080252

Certificate of Amendment to Certificate of Formation

of

CC VI OPERATING COMPANY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is CC VI Operating Company, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 11, 2002

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)